UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2017

Cobalt International Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34579	27-0821169
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cobalt Center 920 Memorial City Way, Suite 100 Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 579-9100

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Entry of Interim Order in Pending Chapter 11 Cases

As previously disclosed in the Current Report on Form 8-K filed by Cobalt International Energy, Inc. (the “Company”), on December 14, 2017, the Company and certain of its U.S. affiliates (together with the Company, the “Debtors”) filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Debtors’ chapter 11 cases are being jointly administered under the caption In re Cobalt International Energy, Inc., et al., Case No. 17-36709 (together, the “Chapter 11 Cases”). Bankruptcy Court filings and other information related to the Chapter 11 Cases are available at a website administered by the notice and claims agent at www.kccllc.net/cobalt.

On December 18, 2017, the Bankruptcy Court entered an Interim Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock (the “Interim Order”). The Interim Order granted the Company’s motion (the “Motion”), filed on December 14, 2017 for, among other things, an order establishing certain procedures to protect the potential value of the Company’s net operating loss carryforwards and certain other of the Company’s tax attributes. “Substantial shareholders,” defined to include any person or entity that beneficially owns at least 1,346,769 shares of the Company’s existing common stock, par value $0.01 per share (the “Common Stock”) (representing approximately 4.5% of all issued and outstanding shares of Common Stock), and “50 percent shareholders,” defined to include any person or entity that at any time in the three years preceding the December 14, 2017 petition date has owned 50 percent or more of the beneficial ownership of Common Stock, must comply with the Interim Order.

Pursuant to the terms of the Interim Order, the Bankruptcy Court ordered that:

•	any transfer of, or declaration of worthlessness with respect to, beneficial ownership of Common Stock in violation of the Interim Order and the procedures set forth therein shall be null and void ab initio;

•	the procedures and restrictions set forth in the Interim Order relating to trading in the Common Stock are approved, and more specifically as they relate to any substantial shareholders and 50 percent shareholders;

•	pending a final hearing, any person or entity subject to the procedures (i.e., any person who is a substantial shareholder or would become a substantial shareholder and any person who currently is or becomes a 50 percent shareholder) is required to provide 24 hours’ public notice (by filing with the Bankruptcy Court) of its intent to transfer or purchase any beneficial ownership of Common Stock or claim a worthless stock deduction, as applicable. The Debtors may request a hearing on an expedited basis to object to such action, subject to the Bankruptcy Court’s availability. Such party shall not consummate such transfer or purchase, and shall not claim such worthless stock deduction, as applicable, until such emergency hearing has occurred; and

•	a final hearing is scheduled on January 11, 2018, at 2:00 p.m., prevailing Central Time. Any objections or responses to entry of a final order must be filed on or before 4:00 p.m., prevailing Central Time, on January 8, 2018. In the event no objections to entry of a final order are timely received, the Bankruptcy Court may enter such final order without need for a hearing.

The foregoing summary of the Interim Order does not purport to be complete and is qualified in its entirety by reference to the full text of the Interim Order attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

99.1	Interim Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock, entered December 18, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2017

Cobalt International Energy, Inc.

By:	/s/ Jeffrey A. Starzec
Name:	Jeffrey A. Starzec
Title:	Executive Vice President and General Counsel